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                                                                   EXHIBIT 23.02






                         CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
Electronic Arts Inc.:


We consent to incorporation by reference in the registration statement dated February 26, 1998, on Form S-8 of Electronic Arts Inc. of our report dated May 1, 1997, except as to Note 14, which is as of June 4, 1997, relating to the consolidated balance sheets of Electronic Arts Inc. and subsidiaries as of March 31, 1997, and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997, and the related schedule, which reports appear in the March 31, 1997, annual report on Form 10-K of Electronic Arts Inc.


                                                      /s/ KPMG PEAT MARWICK LLP
                                                   ----------------------------
                                                          KPMG PEAT MARWICK LLP


San Jose, California
February 25, 1998